Exhibit 4.4

INCORPORATED UNDER THE LAWS OF THE STATE OF CALIFORNIA	COMMON STOCK

Shares
SEE REVERSE FOR CERTAIN DEFINITIONS

HEMACARE CORPORATION	CUSIP 423498 10 4

This Certifies that

SPECIMEN

is the owner of

FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK, NO PAR VALUE, OF

HEMACARE CORPORATION

transferable only on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued under and subject to the laws of the State of California and to the Articles of Incorporation and By-Laws of the Corporation, all as in effect from time to time. A statement of the rights, preferences, privileges and restrictions of the respective classes of stock of the Corporation may be obtained by any shareholder upon request and without charge at the principal office of the Company. This certificate is not valid until countersigned by the Transfer Agent.

WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

Countersigned

U.S. Stock Transfer Corporation Glendale, California

Transfer Agent,
By
Authorized Officer
Merrill Corporation

THIS CERTIFICATE ALSO EVIDENCES AND ENTITLES THE HOLDER HEREOF TO CERTAIN RIGHTS AS SET FORTH IN A RIGHTS AGREEMENT BETWEEN HEMACARE CORPORATION AND U.S. STOCK TRANSFER CORPORATION, DATED AS OF MARCH 3, 1998 (THE ‘RIGHTS AGREEMENT’). THE TERMS OF WHICH ARE HEREBY INCORPORATED HEREIN BY REFERENCE AND A COPY OF WHICH IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICES OF HEMACARE CORPORATION. UNDER CERTAIN CIRCUMSTANCES, AS SET FORTH IN THE RIGHTS AGREEMENT, SUCH RIGHTS WILL BE EVIDENCED BY SEPARATE CERTIFICATES AND WILL NO LONGER BE EVIDENCED BY THIS CERTIFICATE. HEMACARE CORPORATION WILL MAIL TO THE HOLDER OF THIS CERTIFICATE A COPY OF THE RIGHTS AGREEMENT WITHOUT CHARGE AFTER RECEIPT OF A WRITTEN REQUEST THEREFOR. AS DESCRIBED IN THE RIGHTS AGREEMENT, UNDER CERTAIN CIRCUMSTANCES RIGHTS ISSUED TO ANY PERSON WHO BECOMES AN AQUIRING PERSON OR AN ADVERSE PERSON OR ANY AFFILIATE OR ASSOCIATE THEREOF (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT) SHALL BECOME NULL AND VOID.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	—	as tenants in common
TEN ENT	—	as tenants by the entireties	UNIF GIFT MIN ACT—	Custodian
				(Cust)		(Minor)
JT TEN	—	as joint tenants with right of survivorship and not as tenants in common	under Uniform Gifts to Minors
Act
(State)

Additional abbreviations may also be used though not in the above list.

For value Received                      hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY ON OTHER
IDENTIFYING NUMBER OF ASSIGNEE

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL CODE OF ASSIGNEE

Shares of the
capital stock represented by the within certificate and do hereby irrevocably constitute and appoint

Attorney to
transfer the said stock on the books of the within-named Corporation, with full power of substitution in the premises.

Dated

NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATEVER.